Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 17 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 17 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of January 16, 2015, is entered into among WORTHINGTON RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the “Seller”), WORTHINGTON INDUSTRIES, INC., an Ohio corporation, as Servicer (the “Servicer”), THE MEMBERS OF THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY TO THE AGREEMENT (as defined below) (each, a “Purchaser Group” and collectively, the “Purchaser Groups”), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the “Administrator”).

RECITALS

WHEREAS, the Seller, the Servicer, each member of each of the Purchaser Groups and the Administrator are parties to the Receivables Purchase Agreement, dated as of November 30, 2000 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”);

WHEREAS, concurrently herewith, the Originators and the Seller are entering into that certain Amendment No. 7 to Purchase and Sale Agreement (the “Sale Agreement Amendment”), dated as of the date hereof;

WHEREAS, concurrently herewith, the Administrator, the Servicer, the Seller and JPMorgan Chase Bank, N.A. are entering into that certain Amendment No. 1 to Blocked Account Control Agreement (the “Blocked Account Amendment”), dated as of the date hereof;

WHEREAS, concurrently herewith, each of Advanced Component Technologies, Inc., The Worthington Steel Company, Worthington Cylinders Mississippi, LLC and Worthington Steel Company of Kentucky, L.L.C. is entering into a separate Assignment Agreement with the Seller (each, an “Assignment Agreement” and collectively, the “Assignment Agreement”), dated as of the date hereof;

WHEREAS, concurrently herewith, the Seller, the Servicer, the Purchaser and the Agent are entering into that certain Ninth Amended and Restated Fee Letter (the “Fee Letter”), dated as of the date hereof; and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

2.    Amendments to Agreement. The Agreement is hereby amended as follows:

(a)    Section 1.2(b) of the Agreement is hereby replaced in its entirety with the following:

(b)    On the date of each Purchase, each Purchaser (or the related Purchaser Agent on its behalf), shall make available to the Seller in same day funds, at the account from time to time specified in writing by the Seller to each Purchaser, an amount equal to the proceeds of such Purchase.

(b)    The defined term “BBA” and the definition thereof are hereby deleted in their entirety from Exhibit I of the Agreement.

(c)    The following new defined terms and definitions thereof are hereby added to Exhibit I of the Agreement in appropriate alphabetical order:

“Anti-Terrorism Laws” has the meaning set forth in Section 6.1(x) of the Agreement.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, and the applicable rules and regulations thereunder.

“Sanctioned Country” means a country or territory that is, or whose government is, the subject of territorial-based Sanctions.

“Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.

“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

(d)    Clause (a)(ii) of the definition of “Eligible Receivable” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:

(ii) neither (x) a Governmental Authority, nor (y) a Sanctioned Person,

(e)    The definition of “Euro-Rate” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:

“Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the applicable Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars as set forth on display page 3750 on Dow Jones Markets Service (or such other display page on the Dow Jones Markets Service system as may from time to time replace display page 3750 or such other service that may from time to time replace Dow Jones Markets Service) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Investment to be funded at the Yield Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro-Rate	=	Average of London interbank offered rates shown on Dow Jones Markets Service display page 3750 or appropriate successor
1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Investment funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

(f)    The definition of “Facility Termination Date” set forth in Exhibit I of the Agreement is amended by replacing the date “January 16, 2015” where it appears in clause (a) therein with the date January 16, 2018.

(g)    The definition of “Steel Surcharge Receivable” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:

“Steel Surcharge Receivable” means a Receivable, the Originators of which are The Worthington Steel Company, a Delaware corporation, The Worthington Steel Company, an Ohio corporation, Worthington Steel Company of Decatur, L.L.C., an Alabama limited liability company, Worthington Steel of Michigan, Inc., a Michigan corporation, WSC Acquisition, LLC, an Ohio Limited liability company, or The Worthington

Steel Company, LLC, an Ohio limited liability company, which is associated with surcharges for coke shortages, utilities, fuel, freight and other costs from vendors of such Originators.

(h)    Section 1(t) of Exhibit III of the Agreement is hereby replaced in its entirety with the following:

(t)    The Seller is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

(i)    The following new clause (x) is hereby added to Section 1 of Exhibit III of the Agreement immediately following clause (w) thereof:

(x)    Neither Seller nor any of its directors, officers, employees, agent or Affiliates (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) any of the laws, regulations and executive orders administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, including the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1705), the Trading with the Enemy Act (50 U.S.C. App. §§ 1-44), and the Office of Foreign Assets Control, Department of the Treasury regulations (31 C.F.R. Parts 500 et seq.), or (B) the Patriot Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Purchase will be unlawfully used directly or, to its knowledge, indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by it or, to its knowledge, by any other Person (including any Affected Person) of any Anti-Terrorism Laws.

(j)    The following new clause (r) is hereby added to Section 2 of Exhibit III of the Agreement immediately following clause (q) thereof:

(r)    Neither Servicer nor any of its directors, officers, employees, agents or Affiliates (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of any Anti-Terrorism Laws or (iii) is a Sanctioned Person. No part of the proceeds of any Purchase hereunder, or any sale of Receivables under the Sale Agreement, in either case, will be unlawfully used directly or, to its knowledge, indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by it or, to its knowledge, by any other Person (including any Affected Person) of any Anti-Terrorism Laws.

(k)    Clause (j) of Exhibit V of the Agreement is amended by replacing the amount “$5,000,000” where it appears therein with the amount “$50,000,000”.

(l)    Clause (k) of Exhibit V of the Agreement is amended by replacing (i) the amount “$250,000” where it appears therein with the amount “$25,000,000” and (ii) the amount “$1,000,000” where it appears therein with the amount “$50,000,000”.

(m)    Clause (l) of Exhibit V of the Agreement is amended by replacing the amount “$20,000,000” where it appears therein with the amount “$50,000,000”.

(n)    Schedule II of the Agreement is replaced in its entirety with Schedule II attached hereto.

3.    Representations and Warranties. The Seller and the Servicer each hereby represents and warrants to the Administrator and each member of the various Purchaser Groups from time to time party to the Agreement as follows:

(a)    Representations and Warranties. Its representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b)    Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms; and

(c)    No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

(d)    Borrowing Base. Immediately after giving effect to this Amendment, the Sale Agreement Amendment and the Assignment Agreements, the Aggregate Investment plus the Total Reserves on the date hereof will not exceed the Net Receivables Pool Balance on the date hereof.

4.    Consent. Each of the parties hereto hereby (i) consents to the execution, delivery and performance of the Sale Agreement Amendment, the Blocked Account Amendment, each Assignment Agreement and each of the other documents, instruments and agreements referenced in Section 6 of this Amendment and (ii) waives any notice requirement set forth in the Agreement or any other Transaction Document as a prerequisite or condition precedent to the effectiveness of any such document, instrument or agreement.

5.    Effect of Amendment. All provisions of the Agreement, including as expressly amended and modified by this Amendment, shall remain in full force and effect and are hereby ratified. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

6.    Effectiveness. This Amendment shall become effective as of the date hereof upon (a) receipt by the Administrator of counterparts of: (i) this Amendment, (ii) the Sale Agreement Amendment, (iii) the Fee Letter, (iv) the Blocked Account Amendment, (v) each Assignment Agreement, (vi) a pro forma Information Package prepared after giving effect to the Assignment Agreements and (vii) such other documents, instruments and agreements reasonably requested by the Administrator prior to the date hereof and (b) payment of the “Structuring Fee” (under and as defined in the Fee Letter) in accordance with the terms of the Fee Letter.

7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

8.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

9.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

10.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WORTHINGTON RECEIVABLES CORPORATION, as Seller

By:	/s/Marcus Rogier

Name:	Marcus Rogier
Title:	Treasurer

WORTHINGTON INDUSTRIES, INC., as Servicer

By:	/s/Marcus Rogier

Name:	Marcus Rogier
Title:	Treasurer

Schedule II

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/Mark Falcione

Name:	Mark Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Purchaser Agent and a Related Committed Purchaser

By:	/s/Mark Falcione

Name:	Mark Falcione
Title:	Executive Vice President

Schedule II

SCHEDULE II

SCHEDULE II

LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Schedule II